Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-216858) pertaining to the 2014 Equity Incentive Plan of KemPharm, Inc.,
(2)	Registration Statement (Form S-3 No. 333-213926) of KemPharm, Inc.,
(3)	Registration Statement (Form S-8 No. 333-210369) pertaining to the 2014 Equity Incentive Plan of KemPharm, Inc., and
(4)	Registration Statement (Form S-8 No. 333-203703) pertaining to the Incentive Stock Plan, as amended, and the 2014 Equity Incentive Plan of KemPharm, Inc.

of our report dated March 10, 2017 (except for the effects of the retrospective adoption of Accounting Standards Update 2016-18 discussed in Note A, Reclassifications, as to which the date is March 30, 2018), with respect to the financial statements of KemPharm, Inc. included in this Annual Report (Form 10-K) of KemPharm, Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Certified Public Accountants

Tampa, Florida

March 30, 2018